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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 9, 1998,(except with respect to matters discussed in Note 16, as to which the date is March 16, 1998), with respect to the consolidated financial statements and schedules of The Seibels Bruce Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1997 into the Company's previously filed Registration Statements (File S-8 Nos. 333-14135, 333-15457, 2-70057, 2-83595, 33-34973, 33-43618, 33-43601, and
2-48782).





ARTHUR ANDERSEN LLP



Columbia, South Carolina
March 16, 1998





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